RGMI 7 1099
                 TRANSAMERICA OCCIDENTAL LIFE INSURANCE COMPANY
                 (HEREAFTER CALLED THE COMPANY, WE, OUR OR US.)

                     GUARANTEED MINIMUM INCOME BENEFIT RIDER

This rider provides your variable annuity with a Minimum Annuitization Value, which can only be used with the Annuity Factors shown in Schedule I of this rider. The Minimum Annuitization Value is guaranteed by us, regardless of the performance of the variable annuity's investments.

This rider is attached to and made part of your variable annuity Certificate as of the Rider Date. This rider may only be terminated as provided herein. This rider is subject to all of the provisions in the Certificate that do not conflict with the provisions of this rider. The Rider Payment Options provide for variable annuity payments. Subsequent payments may fluctuate with the investment performance of your Subaccounts. If you elect the Guaranteed Minimum Payment Option on the Election Date, subsequent payments will never be less than the initial payment. However, if you do not elect the Guaranteed Minimum Payment Option, subsequent payments may be less than your initial payment.

Certificate Number:                         123456                 Last Date to Upgrade:            12-15-2041

Rider Date:                                 12-15-1999

Annual Growth Rate:                         3.00%                  Guaranteed Minimum Income Benefit:
Rider Fee Percentage:                       0.50%                  First Date to Elect Benefit:     12-15-2006
Guaranteed Minimum Payment Fee:             2.25%                  Last Date to Elect Benefit:      12-31-2048


Mortality and Expense Risk Charge and Administrative Expense Charge after the Election Date:

If the Guaranteed Minimum Payment Option is elected (includes Guaranteed Minimum Payment Fee listed above) 3.50% If the Guaranteed Minimum Payment Option is NOT elected 1.25%

------------------ -------------------- --------------------------------------- --------------------------------------
Rider Date                 Age               Minimum Annuitization Value*       Guaranteed Minimum Monthly Payment**
------------------ -------------------- --------------------------------------- --------------------------------------
------------------ -------------------- --------------------------------------- --------------------------------------
12/15/1999                 35                        $100,000.00                                 N/A
------------------ -------------------- --------------------------------------- --------------------------------------
------------------ -------------------- --------------------------------------- --------------------------------------
Election Date
------------------ -------------------- --------------------------------------- --------------------------------------
------------------ -------------------- --------------------------------------- --------------------------------------
12/15/2006                 42                        $ 122,987.39                             $ 423.08
------------------ -------------------- --------------------------------------- --------------------------------------
------------------ -------------------- --------------------------------------- --------------------------------------
12/15/2007                 43                        $ 126,677.01                             $ 440.84
------------------ -------------------- --------------------------------------- --------------------------------------
------------------ -------------------- --------------------------------------- --------------------------------------
12/15/2008                 44                        $ 130,477.32                             $ 460.58
------------------ -------------------- --------------------------------------- --------------------------------------
------------------ -------------------- --------------------------------------- --------------------------------------
12/15/2009                 45                        $ 134,391.64                             $ 479.78
------------------ -------------------- --------------------------------------- --------------------------------------
------------------ -------------------- --------------------------------------- --------------------------------------
12/15/2010                 46                        $ 138,423.39                             $ 501.09
------------------ -------------------- --------------------------------------- --------------------------------------
------------------ -------------------- --------------------------------------- --------------------------------------
12/15/2011                 47                        $ 142,576.09                             $ 523.25
------------------ -------------------- --------------------------------------- --------------------------------------
------------------ -------------------- --------------------------------------- --------------------------------------
12/15/2012                 48                        $ 146,853.37                             $ 547.76
------------------ -------------------- --------------------------------------- --------------------------------------
------------------ -------------------- --------------------------------------- --------------------------------------
12/15/2013                 49                        $ 151,258.97                             $ 571.76
------------------ -------------------- --------------------------------------- --------------------------------------
------------------ -------------------- --------------------------------------- --------------------------------------
12/15/2014                 50                        $ 155,796.74                             $ 598.26
------------------ -------------------- --------------------------------------- --------------------------------------
------------------ -------------------- --------------------------------------- --------------------------------------
12/15/2015                 51                        $ 160,470.64                             $ 625.84
------------------ -------------------- --------------------------------------- --------------------------------------

*Assumes payment of one premium on the Rider Date (and no withdrawals or additional premiums thereafter), no premium tax, and no growth in your Account Value. This amount may only be used for annuitization with the Rider Payment Options provided in this rider.

**Assumes the Minimum Annuitization Value shown is applied to a life with 10 year certain Rider Payment Option with monthly payments and that the Guaranteed Minimum Payment Option is elected.

DEFINITIONS


ANNUITANT:
         The Annuitant is designated on the Certificate Specifications Page. The variable annuity payments are paid to the Annuitant (or surviving Joint Annuitant).

ANNUITY FACTOR:
         A factor for the applicable Annuitant age, sex and Rider Payment Option shown in Schedule I of this rider. For the Rider Payment Option chosen, the Annuity Factor from Schedule I and the Minimum Annuitization Value will be used to determine the applicable annuity payments. Factors not shown are available from us upon request. Schedule I and Schedule II are based on the "1983 Table a" mortality table, improved with projection scale G, assuming annuitization in the year 2000.

ELECTION DATE:
         A date that You elect to begin Guaranteed Minimum Income Benefit payments. The Election Date must be within 30 days following a Rider Anniversary. The first and last dates to elect a Rider Payment Option are shown on page one of this rider.

GUARANTEED MINIMUM PAYMENT OPTION:
         An elective option on the Election Date which, for a higher Mortality and Expense Risk Charge and Administrative Expense Charge will guarantee that subsequent variable annuity payments will never be less than the initial payment.

MINIMUM ANNUITIZATION VALUE:
         The amount we will use to determine the Guaranteed Minimum Income Benefit payments.

Rider Anniversary: The same month and day as the Rider Date in each Calendar Year after the Calendar Year in which the Rider Date occurs.

RIDER DATE:
         The date that this rider is added to the Certificate or the date you most recently elected to upgrade the Minimum Annuitization Value, if applicable. This date must be within 30 days following the issue date of the Certificate or a Rider Anniversary.

SUPPORTABLE PAYMENT
         The Supportable Payment is equal to the number of variable annuity units in the selected Subaccounts multiplied by the variable annuity unit values in those Subaccounts on the date the payment is made.

GUARANTEED MINIMUM INCOME BENEFIT

On the Election Date, you may use the Minimum Annuitization Value and the applicable Annuity Factor to provide variable payments to the Annuitant. The first variable payment is guaranteed and is determined by multiplying each $1,000 of Minimum Annuitization Value by the Annuity Factor on Schedule I. Each subsequent payment will be calculated as described in the Certificate.

For subsequent payments, an annual Mortality and Expense Risk Charge and Administrative Expense Charge will be charged. This fee may be different than the Mortality and Expense Risk Charge and Administrative Expense Charge in effect prior to the Election Date. It may also be different than the Mortality and Expense Risk Charge and Administrative Expense Charge for the settlement options shown in the Certificate. This Mortality and Expense Risk Charge and Administrative Expense Charge will vary based on whether or not you elect the Guaranteed Minimum Payment Option on the Election Date.

The subsequent payments may fluctuate in accordance with the investment performance of your annuity Subaccounts. If you elect the Guaranteed Minimum Payment Option, such payments will never be less than the initial payment. However, if you choose not to elect the Guaranteed Minimum Payment Option, such payments may be less than the initial payment.

MINIMUM ANNUITIZATION VALUE

The Minimum Annuitization Value is used to determine your Guaranteed Minimum Income Benefit payments.

If the Rider is added in the first Certificate Year, the Minimum Annuitization Value on the Rider Date is equal to the total Purchase Payments paid as of the Rider Date. If the Rider is added after the first Certificate Year, the Minimum Annuitization Value on the Rider Date is equal to the Account Value on the Rider Date. After the Rider Date, the Minimum Annuitization Value will equal the greater of (1) and (2) where:

(1) is equal to the greater of the Minimum Annuitization Value on the Rider Date and the largest Account Value on any Rider Anniversary, plus any Purchase Payments made since this date, minus withdrawals (adjusted as described below) made since this date, minus any premium taxes; and
(2) is the Minimum Annuitization Value on the Rider Date, plus the sum of all Purchase Payments made after the Rider Date, minus withdrawals (adjusted as below) and any premium taxes, plus interest thereon equal to the annual effective rate shown on the first page of this rider, credited on a daily basis up to the earlier of two dates:
(i) The Rider Anniversary prior to the earlier of the Rider Owner's or Annuitant's 86th birthday, or (ii) the date this sum has grown to two times its original amount as a result of such interest accumulation.

Furthermore, on the Election Date, if the Account Value is greater than the Minimum Annuitization Value, we will increase Your Minimum Annuitization Value to be equal to the Account Value at that time.

WITHDRAWALS:

In any Certificate Year, withdrawals will reduce the Minimum Annuitization Value by an amount equal to (A) divided by (B) multiplied by (C) where:

         (A) is the amount of the withdrawal;
         (B) is the Account Value immediately prior to the withdrawal; and (C) is the Minimum Annuitization Value immediately prior to the withdrawal.

RIDER FEE

We will deduct a fee from the Account Value on each Rider Anniversary and on the termination date of this rider. The Rider Fee is the Minimum Annuitization Value at the time the fee is deducted, multiplied by the Rider Fee Percentage shown on the first page of this rider. The fee will be deducted from each Subaccount in proportion to the amount of Account Value in each account. This fee will not be deducted after the Election Date.

MINIMUM ANNUITIZATION VALUE UPGRADE

The Owner may elect, in writing, to upgrade the Minimum Annuitization Value to the Account Value. This may only be done within 30 days immediately following any Rider Anniversary prior to the Last Date to Upgrade shown on page one of this rider.

If an upgrade is elected, this rider will terminate and a new rider will be issued with a new Rider Date, Election Date and its own guaranteed benefits. The new annual Rider Fee Percentage may be different than this rider's, but it will never be greater than 0.50%.

RIDER PAYMENT OPTIONS

The Minimum Annuitization Value and applicable Annuity Factors from Schedule I may be applied to the following payment options:

         LIFE INCOME - An election may be made for "No Period Certain" or "10 Years Certain". In the event of the death of the person receiving payments prior to the end of the chosen period certain, the remaining period certain payments will be continued to the beneficiary.

         JOINT AND FULL SURVIVOR - An election may be made for "No Period Certain" or "10 Years Certain". Payments will be made as long as either the Annuitant or Joint Annuitant is living. In the event of the death of both the Annuitant and the Joint Annuitant prior to the end of the chosen period certain, the remaining period certain payments will be continued to the beneficiary.

GUARANTEED MINIMUM PAYMENT OPTION

On the Election Date, the owner has the option of electing the Guaranteed Minimum Payment Option. This option stabilizes payments to remain level throughout each 12 month period following the Election Date and guarantees that subsequent payments will never be less than the initial payment. The annual Mortality and Expense Risk Charge and Administrative Expense Charge with the Guaranteed Minimum Payment Option is higher than without the option and is shown on page 1 of the rider. The determination of subsequent payments under the Guaranteed Minimum Payment Option is described as follows.

During the first 12 month period following the Election Date, each payment will be stabilized to equal the initial payment. On each anniversary of the Election Date, the stabilized payment will be increased or decreased (but never below the initial payment) and held level for the next 12 month period. This new stabilized payment will equal the greater of the initial payment or the Supportable payment at that time.

If the Supportable Payment (at any payment date) is greater than the stabilized payment for that year, the excess will be used to purchase additional annuity units as described below. If the Supportable Payment (at any payment date) is less than the stabilized payment for that year, annuity units will be redeemed as described below to fund the deficiency.

Purchase/Redemption of Annuity Units:

         The number of annuity units purchased or redeemed is equal to the annuity income purchased or redeemed, respectively, divided by the annuity unit value for each respective Subaccount. Purchases and redemptions of annuity income will be allocated to each Subaccount on a proportionate basis. The amount of annuity income purchased or redeemed is the difference between the Supportable Payment and the stabilized payment, times the attained age nearest birthday annuity factors shown in Schedule II, divided by $1000.


The Company bears the risk that it will need to make payments if all annuity units have been redeemed in an attempt to maintain the stabilized payment at the initial payment level. In such an event, the Company will make all future payments equal to the initial payment.

If the Guaranteed Minimum Payment Option is not elected on the Election Date, subsequent payments will be calculated as described in your Certificate. Payments will not be stabilized throughout each 12 month period following the Election Date and may be less than your initial payment. The Mortality and Expense Risk Charge and Administrative Expense Charge if you do not choose the Guaranteed Minimum Payment Option is shown on page 1 of the rider.

ASSIGNMENT

Payments made under this rider may not be pledged or assigned. Payments will only be made to the Annuitant or Joint Annuitant named in the Certificate.

TERMINATION

This rider will be terminated upon the earliest of:
a.       the Election Date;
b. 30 days after the Last Date to Elect Benefit shown on the first page of this rider;
c.       the date the Certificate terminates;
d. the date you elect to apply the Account Value of the Certificate to annuitize this Certificate using the payment options in the
          Certificate; and
e.       the date you elect to upgrade your Minimum Annuitization Value.

This rider cannot be terminated prior to the earliest of the above dates.

Signed for the Company at Los Angeles, California, to be effective as of the Certificate Date.

                 TRANSAMERICA OCCIDENTAL LIFE INSURANCE COMPANY

           James W. Dederer                    Thomas J. Cusack
  Executive Vice President, General Counsel
           And Corporate Secretary         President and Chief Executive Officer

RGMI 7 1099
                 TRANSAMERICA OCCIDENTAL LIFE INSURANCE COMPANY
                 (HEREAFTER CALLED THE COMPANY, WE, OUR OR US.)

                     GUARANTEED MINIMUM INCOME BENEFIT RIDER

This rider provides your variable annuity with a Minimum Annuitization Value, which can only be used with the Annuity Factors shown in Schedule I of this rider. The Minimum Annuitization Value is guaranteed by us, regardless of the performance of the variable annuity's investments.

This rider is attached to and made part of your variable annuity Contract as of the Rider Date. This rider may only be terminated as provided herein. This rider is subject to all of the provisions in the Contract that do not conflict with the provisions of this rider. The Rider Payment Options provide for variable annuity payments. Subsequent payments may fluctuate with the investment performance of your Subaccounts. If you elect the Guaranteed Minimum Payment Option on the Election Date, subsequent payments will never be less than the initial payment. However, if you do not elect the Guaranteed Minimum Payment Option, subsequent payments may be less than your initial payment.

Contract Number:                            123456                 Last Date to Upgrade:            12-15-2041

Rider Date:                                 12-15-1999

Annual Growth Rate:                         3.00%                  Guaranteed Minimum Income Benefit:
Rider Fee Percentage:                       0.50%                  First Date to Elect Benefit:     12-15-2006
Guaranteed Minimum Payment Fee:             2.25%                  Last Date to Elect Benefit:      12-31-2048


Mortality and Expense Risk Charge and Administrative Expense Charge after the Election Date: If the Guaranteed Minimum Payment Option is elected (includes Guaranteed Minimum Payment Fee listed above) 3.50% If the Guaranteed Minimum Payment Option is NOT elected 1.25%

------------------ -------------------- --------------------------------------- --------------------------------------
Rider Date                 Age               Minimum Annuitization Value*       Guaranteed Minimum Monthly Payment**
------------------ -------------------- --------------------------------------- --------------------------------------
------------------ -------------------- --------------------------------------- --------------------------------------
12/15/1999                 35                        $100,000.00                                 N/A
------------------ -------------------- --------------------------------------- --------------------------------------
------------------ -------------------- --------------------------------------- --------------------------------------
Election Date
------------------ -------------------- --------------------------------------- --------------------------------------
------------------ -------------------- --------------------------------------- --------------------------------------
12/15/2006                 42                        $ 122,987.39                             $ 423.08
------------------ -------------------- --------------------------------------- --------------------------------------
------------------ -------------------- --------------------------------------- --------------------------------------
12/15/2007                 43                        $ 126,677.01                             $ 440.84
------------------ -------------------- --------------------------------------- --------------------------------------
------------------ -------------------- --------------------------------------- --------------------------------------
12/15/2008                 44                        $ 130,477.32                             $ 460.58
------------------ -------------------- --------------------------------------- --------------------------------------
------------------ -------------------- --------------------------------------- --------------------------------------
12/15/2009                 45                        $ 134,391.64                             $ 479.78
------------------ -------------------- --------------------------------------- --------------------------------------
------------------ -------------------- --------------------------------------- --------------------------------------
12/15/2010                 46                        $ 138,423.39                             $ 501.09
------------------ -------------------- --------------------------------------- --------------------------------------
------------------ -------------------- --------------------------------------- --------------------------------------
12/15/2011                 47                        $ 142,576.09                             $ 523.25
------------------ -------------------- --------------------------------------- --------------------------------------
------------------ -------------------- --------------------------------------- --------------------------------------
12/15/2012                 48                        $ 146,853.37                             $ 547.76
------------------ -------------------- --------------------------------------- --------------------------------------
------------------ -------------------- --------------------------------------- --------------------------------------
12/15/2013                 49                        $ 151,258.97                             $ 571.76
------------------ -------------------- --------------------------------------- --------------------------------------
------------------ -------------------- --------------------------------------- --------------------------------------
12/15/2014                 50                        $ 155,796.74                             $ 598.26
------------------ -------------------- --------------------------------------- --------------------------------------
------------------ -------------------- --------------------------------------- --------------------------------------
12/15/2015                 51                        $ 160,470.64                             $ 625.84
------------------ -------------------- --------------------------------------- --------------------------------------

*Assumes payment of one premium on the Rider Date (and no withdrawals or additional premiums thereafter), no premium tax, and no growth in your Account Value. This amount may only be used for annuitization with the Rider Payment Options provided in this rider.

**Assumes the Minimum Annuitization Value shown is applied to a life with 10 year certain Rider Payment Option with monthly payments and that the Guaranteed Minimum Payment Option is elected.

DEFINITIONS


ANNUITANT:
         The Annuitant is designated on the Contract Specifications Page. The variable annuity payments are paid to the Annuitant (or surviving Joint Annuitant).

ANNUITY FACTOR:
         A factor for the applicable Annuitant age, sex and Rider Payment Option shown in Schedule I of this rider. For the Rider Payment Option chosen, the Annuity Factor from Schedule I and the Minimum Annuitization Value will be used to determine the applicable annuity payments. Factors not shown are available from us upon request. Schedule I and Schedule II are based on the "1983 Table a" mortality table, improved with projection scale G, assuming annuitization in the year 2000.

ELECTION DATE:
         A date that You elect to begin Guaranteed Minimum Income Benefit payments. The Election Date must be within 30 days following a Rider Anniversary. The first and last dates to elect a Rider Payment Option are shown on page one of this rider.

GUARANTEED MINIMUM PAYMENT OPTION:
         An elective option on the Election Date which, for a higher Mortality and Expense Risk Charge and Administrative Expense Charge will guarantee that subsequent variable annuity payments will never be less than the initial payment.

MINIMUM ANNUITIZATION VALUE:
         The amount we will use to determine the Guaranteed Minimum Income Benefit payments.

Rider Anniversary: The same month and day as the Rider Date in each Calendar Year after the Calendar Year in which the Rider Date occurs.

RIDER DATE:
         The date that this rider is added to the Contract or the date you most recently elected to upgrade the Minimum Annuitization Value, if applicable. This date must be within 30 days following the issue date of the Contract or a Rider Anniversary.

SUPPORTABLE PAYMENT
         The Supportable Payment is equal to the number of variable annuity units in the selected Subaccounts multiplied by the variable annuity unit values in those Subaccounts on the date the payment is made.

GUARANTEED MINIMUM INCOME BENEFIT

On the Election Date, you may use the Minimum Annuitization Value and the applicable Annuity Factor to provide variable payments to the Annuitant. The first variable payment is guaranteed and is determined by multiplying each $1,000 of Minimum Annuitization Value by the Annuity Factor on Schedule I. Each subsequent payment will be calculated as described in the Contract.

For subsequent payments, an annual Mortality and Expense Risk Charge and Administrative Expense Charge will be charged. This fee may be different than the Mortality and Expense Risk Charge and Administrative Expense Charge in effect prior to the Election Date. It may also be different than the Mortality and Expense Risk Charge and Administrative Expense Charge for the settlement options shown in the Contract. This Mortality and Expense Risk Charge and Administrative Expense Charge will vary based on whether or not you elect the Guaranteed Minimum Payment Option on the Election Date.

The subsequent payments may fluctuate in accordance with the investment performance of your annuity Subaccounts. If you elect the Guaranteed Minimum Payment Option, such payments will never be less than the initial payment. However, if you choose not to elect the Guaranteed Minimum Payment Option, such payments may be less than the initial payment.

MINIMUM ANNUITIZATION VALUE

The Minimum Annuitization Value is used to determine your Guaranteed Minimum Income Benefit payments.

If the Rider is added in the first Contract Year, the Minimum Annuitization Value on the Rider Date is equal to the total Purchase Payments paid as of the Rider Date. If the Rider is added after the first Contract Year, the Minimum Annuitization Value on the Rider Date is equal to the Account Value on the Rider Date. After the Rider Date, the Minimum Annuitization Value will equal the greater of (1) and (2) where:

(1) is equal to the greater of the Minimum Annuitization Value on the Rider Date and the largest Account Value on any Rider Anniversary, plus any Purchase Payments made since this date, minus withdrawals (adjusted as described below) made since this date, minus any premium taxes; and
(2) is the Minimum Annuitization Value on the Rider Date, plus the sum of all Purchase Payments made after the Rider Date, minus withdrawals (adjusted as below) and any premium taxes, plus interest thereon equal to the annual effective rate shown on the first page of this rider, credited on a daily basis up to the earlier of two dates:
(i) The Rider Anniversary prior to the earlier of the Rider Owner's or Annuitant's 86th birthday, or (ii) the date this sum has grown to two times its original amount as a result of such interest accumulation.

Furthermore, on the Election Date, if the Account Value is greater than the Minimum Annuitization Value, we will increase Your Minimum Annuitization Value to be equal to the Account Value at that time.

WITHDRAWALS:

In any Contract Year, withdrawals will reduce the Minimum Annuitization Value by an amount equal to (A) divided by (B) multiplied by (C) where:

         (A) is the amount of the withdrawal;
         (B) is the Account Value immediately prior to the withdrawal; and (C) is the Minimum Annuitization Value immediately prior to the withdrawal.

RIDER FEE

We will deduct a fee from the Account Value on each Rider Anniversary and on the termination date of this rider. The Rider Fee is the Minimum Annuitization Value at the time the fee is deducted, multiplied by the Rider Fee Percentage shown on the first page of this rider. The fee will be deducted from each Subaccount in proportion to the amount of Account Value in each account. This fee will not be deducted after the Election Date.

MINIMUM ANNUITIZATION VALUE UPGRADE

The Owner may elect, in writing, to upgrade the Minimum Annuitization Value to the Account Value. This may only be done within 30 days immediately following any Rider Anniversary prior to the Last Date to Upgrade shown on page one of this rider.

If an upgrade is elected, this rider will terminate and a new rider will be issued with a new Rider Date, Election Date and its own guaranteed benefits. The new annual Rider Fee Percentage may be different than this rider's, but it will never be greater than 0.50%.

RIDER PAYMENT OPTIONS

The Minimum Annuitization Value and applicable Annuity Factors from Schedule I may be applied to the following payment options:

         LIFE INCOME - An election may be made for "No Period Certain" or "10 Years Certain". In the event of the death of the person receiving payments prior to the end of the chosen period certain, the remaining period certain payments will be continued to the beneficiary.

         JOINT AND FULL SURVIVOR - An election may be made for "No Period Certain" or "10 Years Certain". Payments will be made as long as either the Annuitant or Joint Annuitant is living. In the event of the death of both the Annuitant and the Joint Annuitant prior to the end of the chosen period certain, the remaining period certain payments will be continued to the beneficiary.

GUARANTEED MINIMUM PAYMENT OPTION

On the Election Date, the owner has the option of electing the Guaranteed Minimum Payment Option. This option stabilizes payments to remain level throughout each 12 month period following the Election Date and guarantees that subsequent payments will never be less than the initial payment. The annual Mortality and Expense Risk Charge and Administrative Expense Charge with the Guaranteed Minimum Payment Option is higher than without the option and is shown on page 1 of the rider. The determination of subsequent payments under the Guaranteed Minimum Payment Option is described as follows.

During the first 12 month period following the Election Date, each payment will be stabilized to equal the initial payment. On each anniversary of the Election Date, the stabilized payment will be increased or decreased (but never below the initial payment) and held level for the next 12 month period. This new stabilized payment will equal the greater of the initial payment or the Supportable payment at that time.

If the Supportable Payment (at any payment date) is greater than the stabilized payment for that year, the excess will be used to purchase additional annuity units as described below. If the Supportable Payment (at any payment date) is less than the stabilized payment for that year, annuity units will be redeemed as described below to fund the deficiency.

Purchase/Redemption of Annuity Units:

         The number of annuity units purchased or redeemed is equal to the annuity income purchased or redeemed, respectively, divided by the annuity unit value for each respective Subaccount. Purchases and redemptions of annuity income will be allocated to each Subaccount on a proportionate basis. The amount of annuity income purchased or redeemed is the difference between the Supportable Payment and the stabilized payment, times the attained age nearest birthday annuity factors shown in Schedule II, divided by $1000.


The Company bears the risk that it will need to make payments if all annuity units have been redeemed in an attempt to maintain the stabilized payment at the initial payment level. In such an event, the Company will make all future payments equal to the initial payment.

If the Guaranteed Minimum Payment Option is not elected on the Election Date, subsequent payments will be calculated as described in your Contract. Payments will not be stabilized throughout each 12 month period following the Election Date and may be less than your initial payment. The Mortality and Expense Risk Charge and Administrative Expense Charge if you do not choose the Guaranteed Minimum Payment Option is shown on page 1 of the rider.

ASSIGNMENT

Payments made under this rider may not be pledged or assigned. Payments will only be made to the Annuitant or Joint Annuitant named in the Contract.

TERMINATION

This rider will be terminated upon the earliest of:
a.       the Election Date;
b. 30 days after the Last Date to Elect Benefit shown on the first page of this rider;
c.       the date the Contract terminates;
d.       the date you elect to apply the Account Value of the Contract to annuitize this Contract using the payment options in the Contract; and
e.       the date you elect to upgrade your Minimum Annuitization Value.

This rider cannot be terminated prior to the earliest of the above dates.

Signed for the Company at Los Angeles, California, to be effective as of the Contract Date.

                 TRANSAMERICA OCCIDENTAL LIFE INSURANCE COMPANY

          James W. Dederer                            Thomas J. Cusack

 Executive Vice President, General Counsel
          And Corporate Secretary        President and Chief Executive Officer




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